Exhibit 10.19.1

AMENDMENT TO

DUKE ENERGY CORPORATION RETIREMENT BENEFIT EQUALIZATION PLAN

(effective January 1, 1999)

The Duke Energy Corporation Retirement Benefit Equalization Plan (effective January 1, 1999) (the “Plan”) is amended, effective as of December 21, 2006, as follows:

1.	The Plan is hereby amended by adding the following new Section 13 at the end thereof:

“13. Termination of Plan. Effective as of December 31, 2006, the Plan is hereby frozen such that no further benefits or entitlements shall accrue thereunder.”

This amendment has been approved and signed by an authorized officer of Duke Energy Corporation as of the date specified above.

DUKE ENERGY CORPORATION

By:	/S/ CHRISTOPHER C. ROLFE
Christopher C. Rolfe
Group Executive and
Chief Administrative Officer